Exhibit 10.54
[Fee Letter]
January 23, 2020

KBSIII DOMAIN GATEWAY, LLC
KBSIII 515 CONGRESS, LLC
KBSIII 155 NORTH 400 WEST, LLC
KBSIII 1550 WEST MCEWEN DRIVE, LLC
KBSIII 201 17TH STREET, LLC
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attention: Rob Durand and Hiep Diep

Re:
$325,000,000.00 Loan, subject to increase to $650,000,000 as set forth in the Loan Agreement described below (as it can be increased, the "Loan") to KBSIII DOMAIN GATEWAY, LLC, KBSIII 515 CONGRESS, LLC, KBSIII 155 NORTH 400 WEST, LLC, KBSIII 1550 WEST MCEWEN DRIVE, LLC, and KBSIII 201 17TH STREET, LLC, each a Delaware limited liability company (together with each New Borrower now or hereafter bound under the Loan Agreement as a Borrower pursuant to a Joinder Agreement, collectively, "Borrower"), regarding the Projects as defined in the Loan Agreement described below.

Dear Ladies and Gentlemen:
Reference is made to that certain Loan Agreement dated as of October 17, 2018 entered into among, inter alia, Borrower and U.S. Bank National Association, as Agent ("Agent"), and each of the "Lenders" described therein, as amended by that certain First Modification and Additional Advance Agreement (Long Form) of even date herewith (the “Modification”) executed by Borrower, Agent and Lenders (as amended, the “Loan Agreement”). Capitalized terms used herein have the meanings given to them in the Loan Agreement unless otherwise defined herein.
This letter (this "Fee Letter"), which supersedes and replaces the Fee Letter dated as of October 17, 2018 (the “Prior Fee Letter”) relating to the Loan, shall serve to memorialize the agreement reached between Borrower (including any New Borrowers) and Agent with respect to the payment of the fees payable in connection with the Loan (collectively, the "Fees").
The Fees are comprised of the following components:
(a)The initial loan fee for the Loan in the amount of 0.40% of the initial Committed Amount ($860,000.00), which was due and payable by Borrower to Agent for the account of

Lenders at closing of the Loan (the “Initial Commitment Fee”), which Initial Commitment Fee has been paid in full;
(b)The commitment fee for the Modification in the amount of $841,250.00 (the “Modification Fee”), which is equal to: (i) 0.150 % of the first $170,000,000 of the Committed Amount (after giving effect to the Modification), plus (ii) 0.325% of that portion of the Committed Amount (after giving effect to the Modification) greater than $170,000,000 and up to $215,000,000, plus (iii) 0.400% of that portion of the Committed Amount (after giving effect to the Modification) in excess of $215,000,000, such Modification Fee payable concurrently with the closing of the Modification;
(c)A structuring fee for the Modification in the amount of $110,000 (the “Modification Structuring Fee”), payable concurrently with the closing of the Modification.
(d)Upon exercise of each Accordion Option, a loan fee for the Loan in an amount equal to 0.40% of the amount by which the current Committed Amount is being increased in connection with each such exercise (e.g., if the Committed Amount is increased by $20,000,000, the loan fee for such increase would equal $80,000) and a loan capital markets structuring fee of 0.10% of the amount by which the current Committed Amount is being increased in connection with each such exercise (e.g., if the Committed Amount is increased by $20,000,000, the loan capital markets structuring fee for such increase would equal $20,000), the foregoing fees, if due, to be prorated based on the number of days remaining in the initial term of the Loan;
(e)Starting with the calendar quarter ending on December 31, 2018 and following the end of each subsequent calendar quarter during the term of the Loan (or the Maturity Date), an unused commitment fee accruing at a rate equal to 0.25% per annum calculated on the basis of actual days elapsed in a year consisting of 360 days upon an amount equal to the Average Daily Unused Amount (defined below) for the preceding calendar quarter (the "Unused Fee"). The Unused Fee is payable in arrears on a quarterly basis during each calendar quarter occurring during the term of the Loan (and at the Maturity Date) ten (10) days after Agent sends Borrower a written request for payment, together with the calculations evidencing the amount set forth therein when such Unused Fee is due, which fee, for the calendar quarter when the closing of the Loan occurs, shall be pro rated for the actual number of days that have elapsed during such initial calendar quarter since the closing occurred. Payment of the Unused Fee shall continue until the Maturity Date. As used herein "Average Daily Unused Amount" means, for any quarter, the aggregate of the Daily Unused Amounts for each day in the applicable quarter divided by the number of days in such quarter. As used herein "Daily Unused Amount" means, for each day, the positive difference between (i) the Committed Amount, and (ii) the outstanding principal balance of the Loan. As used herein "Committed Amount" means $215,000,000, plus the amount of any increase in the Loan in connection with the exercise of an Accordion Option, less the amount of undisbursed Loan proceeds, if any, that have been cancelled by the Borrower in writing in accordance with the terms and conditions of the Loan Agreement as set forth in Section 10.3 thereof;
(f)If Borrower exercises any of its options to extend the Maturity Date of the Loan in accordance with Sections 2.8 or 2.9 of the Loan Agreement, an extension fee for each such extension in the amount of 0.15% of an amount equal to the then existing total Committed

Amount, which fee shall be due and payable by Borrower to Agent, for account of the Lenders, on or before the applicable Maturity Date;
(g)A one-time loan capital markets structuring fee in the amount of $215,000.00 due and payable by Borrower to Agent, for its own account as Agent for the Lenders, which fee has been paid in full; and
(h)An annual administrative fee in the amount of $15,000 due and payable by Borrower to Agent, for its own account, the first such payment due and payable on the addition of a new Lender to the Loan, and each year thereafter on or before the anniversary date of the addition of a new Lender to the Loan (provided that Borrower shall have three (3) Business Days to pay such fees to Agent after written notice from Agent to Borrower that such fees are due and payable).
The Fees shall be nonrefundable. Borrower acknowledges that Agent may (or may not) share the Fees with any Lender or any other party in any manner and in such amounts as Agent determines in its sole discretion. All unpaid amounts under this Fee Letter shall bear interest at the Default Rate from the date payable until paid in full.
U.S. Bank National Association shall be entitled to all of the benefits accorded to Agent and Lenders under the Loan Agreement in connection with the payment and collection of the Fees, including, without limitation, the ability of U.S. Bank National Association to recover all costs and attorneys' fees. This Fee Letter shall survive until such time as all amounts payable hereunder are paid in full and each Borrower (including any New Borrower) shall remain jointly and severally liable for payment of all amounts specified herein.
Borrower agrees that it will not disclose the terms or conditions of this Fee Letter to any other person, including, without limitation, any Lender (other than U.S. Bank National Association), but not including Borrower's professional advisors such as attorneys and accountants, without the prior written consent of Agent, except in response to a subpoena or other valid legal process. Notwithstanding the foregoing and anything to the contrary in this paragraph, nothing contained herein shall impair Borrower's right to disclose information relating to this Fee Letter (a) to any due diligence representatives and/or consultants that are engaged by, work for or are acting on behalf of, any securities dealers and/or broker dealers evaluating Borrower, (b) in connection with any filings (including any amendment or supplement to any S-11 filing) with governmental agencies (including the Securities and Exchange Commission) by any Real Estate Investment Trust ("REIT") holding an interest (direct or indirect) in any Borrower, and (c) to any broker/dealers in the REIT’s broker/dealer network and any of the REIT’s investors.
[Signature pages follow]

Very truly yours,
U.S. BANK NATIONAL ASSOCIATION

By: /s/ Christopher C. Coburn
Name: Christopher C. Coburn
Title: Vice President

Agreed to as the date first set forth above.

KBSIII DOMAIN GATEWAY, LLC, a Delaware limited liability company

By:	KBSIII REIT ACQUISITION I, LLC, a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC, a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III, a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC., a Maryland corporation, its general partner

				By:	/s/ Charles J. Schreiber, Jr. Charles J. Schreiber, Jr. Chief Executive Officer

KBSIII 515 CONGRESS, LLC, a Delaware limited liability company

By:	KBSIII REIT ACQUISITION XXVII, LLC, a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC, a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III, a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC., a Maryland corporation, its general partner

				By:	/s/ Charles J. Schreiber, Jr. Charles J. Schreiber, Jr. Chief Executive Officer

KBSIII 155 NORTH 400 WEST, LLC, a Delaware limited liability company

By:	KBSIII REIT ACQUISITION V, LLC, a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC, a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III, a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC., a Maryland corporation, its general partner

				By:	/s/ Charles J. Schreiber, Jr. Charles J. Schreiber, Jr. Chief Executive Officer

KBSIII 1550 WEST MCEWEN DRIVE, LLC, a Delaware limited liability company

By:	KBSIII REIT ACQUISITION IV, LLC, a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC, a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III, a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC., a Maryland corporation, its general partner

				By:	/s/ Charles J. Schreiber, Jr. Charles J. Schreiber, Jr. Chief Executive Officer

KBSIII 201 17TH STREET, LLC, a Delaware limited liability company

By:	KBSIII REIT ACQUISITION XXV, LLC, a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC, a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III, a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC., a Maryland corporation, its general partner

				By:	/s/ Charles J. Schreiber, Jr. Charles J. Schreiber, Jr. Chief Executive Officer

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